As filed with the Securities and Exchange Commission on December 30, 2014
Commission File Number: 333-_________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HEAVENSTONE CORP. (Exact name of registrant as specified in its charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	1531 (Primary Standard Industrial Classification Code Number)	47-1445393 (I.R.S. Employer Identification No.)

17800 Castleton Street, Suite 300, City of Industry, California 91748
Telephone: (626) 581-0388
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Liu Xin
17800 Castleton Street, Suite 300, City of Industry, California 91748
Telephone: (626) 581-0388
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to: Eric Newlan, Esq. Newlan & Newlan, Ltd. 800 Parker Square, Suite 205, Flower Mound, Texas 75028 Telephone: (972) 899-4070 | Facsimile: (877) 796-3934
As soon as practicable and from time to time after the effective date of this Registration Statement. (Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer’ and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, $.0001 par value per share	909,423 shares	$2.00 (3)	$1,818,846	$211.35
TOTALS	909,423 shares		$1,818,846	$211.35
(1)	Represents 909,423 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.
(2)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

Until such time as our common shares are quoted on the OTC Bulletin Board and/or the middle tier of the OTC Markets, known as the OTCQB, the selling shareholders will sell their shares at the price of $2.00 per share.

(4)	Calculated under Section 6(b) of the Securities Act of 1933, as amended, as $.0001162 of the aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
Subject to completion, dated December 29, 2014
HEAVENSTONE CORP. 909,423 Shares of Common Stock

Selling shareholders are offering up to 909,423 shares of common stock.  The selling shareholders will offer their shares at $2.00 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and/or the middle tier of the OTC Markets, known as the OTCQB, and, thereafter, at prevailing market prices, privately negotiated prices or in transactions that are not in the public market.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all of the costs of this offering. The selling shareholders will pay no offering expenses.

The 909,423 shares of common stock included in this prospectus may be offered and sold directly by the selling shareholders. Our common stock is presently not traded on any market or securities exchange. The selling shareholders have not engaged any underwriter in connection with the sale of their shares of our common stock. The selling shareholders may be deemed underwriters.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTCBB or the OTCQB. There is no guarantee that our common stock will ever trade on the OTCBB or on the OTCQB or on any listed exchange.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and will, therefore, be subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors”, beginning on page 5, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is December 29, 2014.

TABLE OF CONTENTS

Page		Page
Summary Information	2	Directors, Executive Officers, Promoters
Summary Financial Information	5	and Control Persons	38
Risk Factors	5	Executive Compensation	40
Determination of Offering Price	19	Security Ownership of Certain Beneficial
Dilution	19	Owners and Management	41
Use of Proceeds	19	Certain Relationships and Related Transactions	43
Plan of Distribution	20	Legal Matters	44
Description of Securities	25	Experts	44
Business	27	Commission Position on Indemnification for
Management’s Discussion and Analysis of		Securities Act Liabilities	44
Financial Condition and Results of Operations	34	Where You Can Find More Information	44
		Index to Financial Statements	45

You should rely only on the information contained or incorporated by reference in this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

SUMMARY INFORMATION

You should carefully read all information in this prospectus, including the financial statements and the associated explanatory notes, under “Financial Statements”, prior to making an investment decision.

The following summary highlights material information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  Before making an investment decision, you should read this prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the notes thereto.  You should also review the other available information referred to under “Where You Can Find More Information”, as well as any amendment or supplement hereto.  Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Heavenstone Corp., a Nevada corporation.

Our Company

Our company was incorporated under the laws of the State of Nevada on June 13, 2014, with the intention of becoming a real estate development and construction company that specializes in the construction and sale of luxury vineyard estate homes. We maintain our principal offices at 17800 Castleton Street, Suite 300, City of Industry, California 91748; our telephone number is (626) 581-0388; our web site is www.hstone.us. (See “Business”).

Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•
the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	the date on which such issuer has, during the previous three (3)-year period, issued more than $1,000,000,000 in non-convertible debt; or
•	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement also assesses the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under JOBS Act Section 102(b)(2), which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Securities Offered

This prospectus relates to the resale of 909,423 shares of our common stock by the selling shareholders. The selling shareholders will sell such shares at an initial fixed offering price of $2.00 per share, until our common stock is quoted on the OTCBB and/or the OTCQB, and, thereafter, at prevailing market prices, privately negotiated prices or in transactions that are not in the public market. (See “Plan of Distribution”).

We will pay all expenses of registering the shares of common stock on behalf of the selling shareholders, estimated to be approximately $40,000.

No Public Market

There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our common stock will make it difficult to sell your shares.

We intend to have a market maker file an application on our behalf with FINRA for our common stock to become eligible for trading on the OTCBB and/or the OTCQB.

Duration of Offering

This offering by the selling shareholders will terminate on the earlier of the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the date on which all shares offered by this prospectus have been sold by the selling shareholders.

Shares Outstanding

There are 71,159,423 shares of our common stock issued and outstanding as of the date of this prospectus.

Offering Proceeds

Our company will not derive any funds from sales of common stock by the selling shareholders.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the information included in the “Risk Factors” section of this prospectus, as well as the other information contained in this prospectus, prior to making an investment decision regarding our common stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data is derived from our audited financial statements for the period from June 13, 2014 (Inception), to September 30, 2014, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the financial statements and notes thereto, beginning on page F-1of this prospectus.  As of September 30, 2014, we had cash on hand of $9,984.

Balance Sheet Data As at 9/30/14		Statement of Operations Data For the Period from Inception (6/13/14) through 9/30/14
Current assets Total assets Total liabilities Stockholders’ equity	$ 49,984 $ 49,984 $ 17,600 $ 32,384	Revenues Operating expenses Net loss Net loss per share	$ --- $ 37,866 $ (37,866) $ (0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Financial Condition

Our lack of operating history makes it difficult to predict our future operating results.

We were incorporated on June 13, 2014. For the period from our inception (June 13, 2014) through September 30, 2014, we had no revenues and incurred a net loss of $(37,866).  (See “Management’s Discussion and Analysis of Financial Condition and Results of Operation”).

Because we have a limited operating history, it is difficult to forecast our future operating results.  Additionally, our operations will continue to be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our company as a constructor of high-quality estate homes.  Our ability to generate future revenues will be dependent on a number of factors, including overall demand for our estate homes and market competition.  As with any investment in a company with a limited operating history, ownership of our common stock involves a high degree of risk and is not recommended if an investor cannot reasonably bear the risk of a total loss of his investment.

If we do not obtain additional funding for our operations, the value of our common stock could be adversely affected.

            As of September 30, 2014, we had cash of $9,984. Currently, we possess approximately $900,000 in cash. Given the current structure of our business, we estimate that our cash position is sufficient to support our operations through all of 2015.  However, in order for us to purchase our first parcel of unimproved residential property, we will be required to obtain approximately $1,500,000 in additional capital, and, in order for us to fully develop such property, we will be required to obtain additional capital in the approximate amount of $18,500,000 or employ other financing alternatives. No assurance can be given that we will be able to obtain additional funds. In addition, in the absence of the receipt of additional funding, we may be required to scale back current operations or cease operations completely.

            In addition, if we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to attract purchasers of our estate homes. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

            No assurance can be given that we will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon our results of operations and financial condition.Risks Related to this Offering

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of our common stock is highly speculative and involves significant risks. The common stock should not be purchased by any person who cannot afford the loss of his entire purchase price. The business objectives of our company are also speculative, and we may be unable to satisfy those objectives.  Our shareholders may be unable to realize a substantial, or any, return on their investments and may lose their entire investments.

Concentration of ownership of our common stock may prevent new investors from influencing significant corporate decisions.

Currently, our largest shareholder owns approximately 98.3% of our outstanding common stock. This shareholder will be able to control our management and our affairs. This shareholder could control all matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The concentration of ownership may also delay or prevent a future change of control of our company at a premium price, if this shareholder opposes it.

Risks Related to Our Common Stock

Currently, there is no public market for our common stock; there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We intend to have a market maker file an application with FINRA on our behalf for the quotation of our common stock on the OTCBB and/or the OTCQB. There can be no assurance as to whether a market maker will actually file the application or that, if filed, such application will be accepted by FINRA.  We are not permitted to submit such application to FINRA on our own behalf.  If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade.  If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

The market price for our common stock may be volatile.

Our common stock is unlikely to be followed by any market analysts and it can be expected that there may be few institutions that will act as market makers for our common stock.  The existence of either of these circumstances could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

If our common stock is quoted on the OTCBB and/or the OTCQB and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy such stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the OTCBB, the OTCQB or any other available markets or exchanges. Such short selling, if it were to occur, could impact the value of our common stock in an extreme and volatile manner, to the detriment of our shareholders.

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common stock.

We are authorized to issue up to 50,000,000 shares of preferred stock, $.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as our board of directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

We do not intend to pay dividends on our common stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy.  We do not intend to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our common stock will receive any cash, stock or other dividends on their shares of our common stock, until we have funds which our board of directors determines can be allocated to dividends.

If you purchase shares of our common stock hereunder, you will experience substantial dilution of your investment.

Purchasers of common stock hereunder will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the initial fixed purchase price per share of our common stock hereunder.  (See “Dilution”).

As a public company, we will incur audit fees and legal fees in connection with the preparation of our required financial reporting under the Exchange Act, which costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act, including the rules and regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will be required to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will be required to review and assist in the preparation of such reports.  While the fees charged by these professionals for their services cannot be accurately predicted at this time, it can be expected that these fees will have a significant impact on our ability to earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our common stock.

FINRA has adopted rules that relate to the application of the SEC’s “penny stock” rules in trading our securities and require that a broker-dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers-dealers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, thereby reducing a shareholder’s ability to resell shares of our common stock.

We anticipate our common stock being quoted on the OTCBB and/or the OTCQB, which may result in limited liquidity and the inability of our shareholders to maintain accurate price quotations of the common stock.

Until our common stock qualifies for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter market.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to, the price of our common stock.

If a market develops for our common stock, sales of our common stock in reliance upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides, in essence, that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company’s outstanding common stock.  The alternative amount of permissible sales, average weekly trading volume during the four calendar weeks prior to the sale, is not available to our shareholders in that neither the OTCBB nor the OTCQB (if and when listed thereon) is an “automated quotation system”.  Market based volume limitations are not available for securities quoted only over the OTCBB and/or the OTCQB. Currently, under Rule 144, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a shareholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present shareholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

There is no public market for our common stock and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions (commonly referred to as “Blue Sky” laws).  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  These restrictions prohibit the secondary trading of our common stock.  We currently do not intend and may not be able to qualify our common stock for resale in the approximately 17 states which do not offer “manual exemptions” and require shares to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be a limited one.

Any market that develops in shares of our common stock will be subject to the “penny stock” restrictions which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered a “penny stock” for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination; and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock. (See “Penny Stock” under “Plan of Distribution”).

The elimination of monetary liability of our directors, officers and employees under Nevada law and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our bylaws contain a specific provision that eliminates the liability of directors for monetary damages to our company and our shareholders. Further, we intend to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and our shareholders.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless, in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market for, and price of, our common stock, if such a market ever develops.
Risks Related to Our Business

Changes in general economic and political conditions affect consumer spending and may harm our revenues, operating results and/or liquidity.

The United States is currently in a slow recovery from an economic recession.  Our management believes that these weak general economic conditions will continue through 2014 and well into 2015.  Even though sales of luxury homes in California are currently relatively strong, the ongoing impacts of high unemployment and/or withdrawal from the workforce and financial market weakness may exacerbate current economic conditions.  As the economy continues to display weakness, fewer people may enter the market for new estate homes.  Such a reduction in potential purchasers of new estate homes could adversely impact our operating results.

Our lack of operating history makes it difficult to predict our future operating results.

We were incorporated in June 2014.  Because we have a limited operating history, it is difficult to forecast our future operating results. Additionally, our operations will continue to be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness of our new estate homes. As with any investment in a company with a limited operating history, ownership of our common stock involves a high degree of risk and is not recommended if an investor cannot reasonably bear the risk of a total loss of his investment.

We may be unable to obtain sufficient capital to pursue our growth strategy.

Currently, we do not have sufficient financial resources to implement our complete business plan. Specifically, we lack the capital to purchase our first parcel of unimproved residential real estate or to develop such property.  There is no assurance that we will be able to generate revenues or attract capital investment sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing at all.

We currently depend on our President; the loss of this officer could disrupt our operations and adversely affect the development of our business.

Our success in establishing our business plan will depend on the continued service and on the performance of our President, Liu Xin, and, as we grow, other executive officers and key employees. We have not entered into an employment agreement with Ms. Liu. It is likely that we will do so in the near future, though no terms of employment have been finalized. The loss of services of our key personnel for any reason could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

Our officers lack experience in the real estate development and home construction industries.

While our officers possess extensive business experience, none of these persons has experience within the real estate development and home construction industries. Given their lack of industry experience, there is no assurance that our officers will be successful in implementing our plan of business.

Our management serves us on a part-time basis and conflicts may arise.

Liu Xin, William E. Sluss and Kong Fan Xi perform employee-like services for us on a part-time basis. Ms. Liu has committed to working up to 30 hours per week, Mr. Sluss has committed to working up to 10 hours per week and Mr. Kong has committed to working up to 10 hours per week for the benefit of our company. These persons have not been compensated for their services to date and have agreed to work for no cash remuneration, until such time as we generate sufficient revenues for the payment of salaries to our management. We have not entered into employment agreements with any of these persons; we expect to enter into employment agreements with these persons at an as-yet-to-be determined time in the future. These individuals have other work-related responsibilities outside of our company. While each will seek to devote sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of these key personnel.

Our officers do not have employment agreements with us and could cease working for us at any time, thereby causing us to cease our operations.

Our officers do not have employment agreements with us. In the absence of employment agreements with a restrictive covenant on their part, these persons could leave us at any time and commence working for a competing company. Accordingly, the continued services of our officers cannot be assured. If any of our officers were to cease working for us, we might be forced to cease operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we do not manage future expansion effectively, our business will be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

We have not commissioned any independent market studies concerning any facet of the real estate development industry. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management and upon other available information concerning the industry, which is a completely new industry.  If our management’s assumptions prove to be incorrect, we will not be successful in our efforts.

We will need to attract additional management personnel.

We believe our current officers will be able to satisfy our senior management needs for the initial phase of our business plan. Thereafter, we will be required to hire additional executive officers and other staff members with experience in various aspects of the real estate development industry.  Our inability to hire or retain experienced personnel would severely limit our ability to develop successfully our operations.

The home construction industry experienced a significant downturn in recent years. Although industry conditions have improved during the past two years, the general U.S. economy remains weak. A subsequent deterioration in industry conditions could adversely affect our business or financial results.

The United States experienced one of the most severe housing downturns in its history, from 2006 through 2011. While overall demand for new homes, particularly luxury new homes, has improved since 2011, the demand remains tempered by the weak economy. It is possible that the current economic conditions could have a negative effect on our business and financial results.

The home construction industry is cyclical and affected by changes in economic, real estate or other conditions that could adversely affect our business or financial results.

The home construction industry is cyclical and is significantly affected by changes in general economic and real estate conditions, such as employment levels, interest rates, consumer confidence and housing demand. Adverse changes in these conditions or deterioration in the broader economy could have a negative impact on our business and financial results. Weather conditions and natural disasters, including earthquakes, wildfires, droughts and floods, could harm our home construction business. These events have the potential to cause a delay in our development work, home construction and home closings, adversely affect the cost or availability of materials or labor or damage homes under construction.

The risks associated with our land and lot inventory could adversely affect our business or financial results.

Inventory risks will be substantial for our home construction business. There are risks inherent in controlling, owning and developing land. If demand for our estate homes declines, we may not be able to build and sell homes profitably. Also, the values of our owned undeveloped land and building lots may fluctuate significantly due to changes in market conditions. These risks could cause our financial performance to be adversely affected.

Home construction is subject to home warranty and construction defect claims in the ordinary course of business that can be significant.

We will be subject to home warranty and construction defect claims arising in the ordinary course of our home construction business. We expect to rely on subcontractors to perform the actual construction of our homes and, in many cases, to select and obtain construction materials. While we will provide detailed specifications and monitoring of the construction process, our subcontractors could use improper construction processes or defective materials in the construction of our homes. Should such issues arise, we intend to repair them in accordance with our warranty obligations, which could cause us to expend significant resources.  We will be subject to construction defect claims and, although we intend to carry adequate insurance to cover any such claims, these claims could prove to be costly to defend and resolve in the legal system. Warranty and construction defect matters could also result in negative publicity for our company, which could damage our reputation and adversely affect our ability to sell homes.

Construction costs can fluctuate and impact our margins.

The home construction industry has, from time to time, experienced significant difficulties, including shortages of qualified tradespeople; reliance on local subcontractors who may be inadequately capitalized; shortages of materials; and volatile increases in the cost of materials, particularly increases in the prices of lumber, drywall and cement, which are significant components of home construction costs. We may not be able to recapture increased costs by raising prices because of either market conditions or because we will fix our prices at the time estate home sales contracts are signed.

Supply shortages and other risks related to materials and skilled labor could increase costs and delay deliveries.

The home construction industry has, from time to time, experienced significant difficulties that can affect the cost or timing of construction, including shortages of qualified subcontractors, reliance on local subcontractors, manufacturers and distributors who may be inadequately capitalized, shortages of materials and volatile increases in the cost of materials, particularly increases in the price of lumber, drywall and cement, which are significant components of home construction costs. These factors may cause us to take longer or incur more costs to build our homes and adversely affect our revenues and margins. If the level of new home demand increases significantly in future periods, the risk of shortages in needed labor and materials available to us could increase.

We may be required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and cash flows.

We expect that we will be required to provide surety bonds to secure our performance or obligations under construction contracts, development agreements and other arrangements. Our ability to obtain surety bonds primarily depends upon our credit rating, financial condition, past performance and other factors, including the capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies to issue performance bonds for construction and development activities. If we are unable to obtain surety bonds when required, our results of operations and cash flows could be adversely affected.

Governmental regulations and environmental matters could increase the cost and limit the availability of our development and home construction projects and adversely affect our business or financial results.

We will be subject to extensive and complex regulations that affect land development and home construction, including zoning, density restrictions, building design and building standards. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to development or construction being approved, if approved at all. We are subject to determinations by these authorities as to the adequacy of water or sewage facilities, roads or other local services. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. In addition, in many markets, government authorities have implemented no growth or growth control initiatives. Any of these can limit, delay or increase the costs of development or home construction.

We will also be subject to a significant number and variety of local, state and federal laws and regulations concerning protection of health, safety, labor standards and the environment. The impact of environmental laws varies depending upon the prior uses of the building site or adjoining properties and may be greater in areas with less supply where undeveloped land or desirable alternatives are less available. These matters may result in delays, may cause us to incur substantial compliance, remediation, mitigation and other costs, and can prohibit or severely restrict development and home construction activity in environmentally sensitive regions or areas. Government agencies also routinely initiate audits, reviews or investigations of business practices to ensure compliance with these laws and regulations, which can cause us to incur costs or create other disruptions in our business that can be significant.

We will also be subject to other local, state and federal laws and regulations, including laws involving matters that are not within our control. If we fail to comply with all applicable laws, we can suffer damage to our company’s reputation and may be exposed to possible liability.

Home construction is an extremely competitive industry and competitive conditions could adversely affect our business or financial results.

The home construction industry is fragmented and highly competitive. Home constructors compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. We will compete against local, regional and national home constructors. We will also compete with existing home sales, foreclosures and rental properties. The competitive conditions in the home construction industry could negatively affect our sales volumes and selling prices. Competition can also affect our ability to acquire suitable land, raw materials and skilled labor at acceptable prices or terms, or cause delays in the construction of our homes.

As our company grows, we will compete with other companies across all industries to attract and retain highly skilled and experienced employees, managers and executives. Competition for the services of these individuals will likely increase if business conditions improve in the home construction industry or in the general economy. If we are unable to attract and retain key employees, managers or executives, our business could be adversely affected.

Natural disasters may have a significant impact on our business.

Because our real estate development and home construction activities are expected to be located primarily in South California, we will be faced with the risks of potential large earthquakes and flooding, among other natural disasters. To the extent that any such natural disaster occurs, our business and financial condition may be adversely affected.

Water scarcity in California and expected usage limitations could adversely affect our business.

Due to the ongoing severe drought in California, it is possible that mandatory water usage limitations will be implemented.  In addition, it is possible that new, far-reaching limitations on the use of ground water on a landowner’s own property could be imposed by the State of California or by one or more local governments.  To the extent that any such water usage limitations are imposed, our business and financial condition may be adversely affected.

Our business and financial results could be adversely affected by significant inflation.

Inflation can adversely affect us by increasing costs of land, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on housing demand. In a highly inflationary environment, we may be precluded from raising home prices enough to keep up with the rate of inflation, which could reduce our profit margins. Moreover, with inflation, the costs of capital increase and the purchasing power of our cash resources can decline. Current or future efforts by the government to stimulate the economy may increase the risk of significant inflation and its adverse impact on our business or financial results.

Potential future acquisitions could be difficult to locate and integrate, divert the attention of key personnel, disrupt our business, dilute shareholder value and adversely affect our financial results.

As part of our business strategy, we intend to consider acquisitions of home construction and related businesses, as such acquisition opportunities become available to us.  However, we may not find suitable acquisition opportunities.  Acquisitions involve numerous risks, any of which could harm our business, including:

•
difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target company and realizing the anticipated synergies of the combined businesses;

•	difficulties in supporting customers of the target company or assets;
•	diversion of financial and management resources from our then-existing operations;
•
the price we pay or other resources that we devote to an opportunity may exceed the value we realize, or the value we could have realized, if we had allocated the purchase price or other resources to another opportunity;

•	potential loss of key employees, customers and strategic alliances from either our current business or the business of the target company;
•	assumption of unanticipated problems or latent liabilities, such as problems with the quality of the products ore services of the target company; and
•	inability to generate sufficient revenue to offset acquisition costs.

Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing shareholders’ ownership may be diluted. As a result, if we fail properly to evaluate acquisitions, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of those that we anticipate. The failure to evaluate and execute successfully acquisitions or otherwise adequately address these risks could materially harm our business and financial results and, in turn, the market price for our common stock.

The foregoing list of risk factors sets forth only the most significant factors that make this offering risky and does not purport to be a complete statement of the risks involved in this offering.

Before deciding to invest in our company, prospective investors should read this prospectus in its entirety.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our common stock, the stated initial fixed offering price and other terms and conditions relative to our common stock have been arbitrarily determined by our board of directors and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the common stock or the fairness of the offering price used for the common stock.

DILUTION

With respect to the common stock offered and sold by the selling shareholders hereunder, purchasers of common stock will likely incur substantial dilution.  This dilution is due to the selling shareholders’ being required to sell their shares of common stock at the initial per share fixed offering price of $2.00, until our common stock is quoted on the OTCBB and/or the OTCQB, thereafter, at prevailing market prices or privately negotiated prices.

The table below illustrates the dilution to purchasers of common stock, assuming a purchase price of $2.00 per share.

Assumed offering price per share	$2.00
Net tangible book value per share as of September 30, 2014	$0.0005
Dilution in net tangible book value per share to purchasers (See NOTE below)	$1.9995

NOTE: The dilution to be incurred by purchasers who acquire their shares after our common stock becomes quoted on the OTCBB and/or the OTCQB will vary and, therefore, cannot be predicted.

The initial $2.00 fixed initial offering price is significantly greater than the price paid by any of our current shareholders.  Our current shareholders have paid an average of approximately $.0055 per share, which value is $1.9945 per share lower than the initial $2.00 per share fixed offering price.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered by the selling shareholders. We are registering 909,423 of our 71,159,423 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

PLAN OF DISTRIBUTION

Transactions Involving the Common Stock Being Offered Hereunder

            In October 2014, a total of 430,000 shares of our common stock were issued to a total of 11 persons for a total of $2,150, or $.005 per share, for cash. As of the date of this prospectus, we had received substantially all of such funds.  We expect to have received payment of the remaining subscription amounts in the near future. 314,000 of these shares were issued in a private offering pursuant to Rule 506 of Regulation D under the Securities Act; each investor therein represented in writing that he was acquiring the shares for his own account and for investment. 116,000 of these shares were issued in an offering pursuant to Regulation S under the Securities Act; each investor therein represented in writing that he was acquiring the shares for his own account and for investment.

            In October 2014, a total of 287,078 shares of our common stock were issued to a total of 17 persons for a total of $143,539, or $.50 per share, in cash. As of the date of this prospectus, we had received substantially all of such funds. We expect to have received payment of the remaining subscription amounts in the near future. These shares were issued in an offering pursuant to Regulation S under the Securities Act; each investor therein represented in writing that he was acquiring the shares for his own account and for investment.

            In October 2014, a total of 192,345 shares of our common stock were issued to a total of 22 persons for a total of $192,345, or $1.00 per share, in cash. As of the date of this prospectus, we had received substantially all of such funds.  We expect to have received payment of the remaining subscription amounts in the near future. These shares were issued in an offering pursuant to Regulation S under the Securities Act; each investor therein represented in writing that he was acquiring the shares for his own account and for investment.

            No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

Selling Shareholders

The common stock offered under this prospectus by the selling shareholders may be sold from time to time for the account of the selling shareholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of the date of this prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

Other than the relationships described below, none of the selling shareholders had or has any material relationship with our company. Other than as described below, none of the selling shareholders is a family member of the current officers and directors of our company.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling shareholders as of the date of this prospectus, as well as the number of shares of common stock covered by this prospectus.

		Prior to this Offering			After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned	% Bene- ficially Owned (1)	# of Shares to be Offered for the Account of the Selling Share- holder	# of Shares to be Beneficially Owned	% to be Bene- ficially Owned (2)
Junqin Liu
Claude Clark Howard
Zi Hui Jiao
Wong, Judy Shui
Fang, Long Mei
Liu, Ya Li
Lin Zhou
Minghua Albrezzi
Ugur Marangoz
Angela Wang
Yang Qin
Chen, Meijun
Dai, Tianjuan
Li, Xianfang
Liu, Wenzhi
Shi, Guangru
Wang, Jianping
Wang, Xingbo
Wang, Yafen
Wu, Dongming
Wu, Tieshan
Wu, Xiangming
Wu, Xicai
Xu, Fengyan
Zhan, Huiling
Zhong, Aiqing
Zhou, Lin
Zhu, Ping
Zhang, Haifang
Yuan, Caijuan
Mao, Xingfen
Xi, Huiyin
Chen, Xiangmei
Chen, Xifen
Hua, Liying
Ye, Zhongyuan
Wang, Xuexia
Li, Zhenghong
Huang, Haizhu
Zhang, Xianle
Wang, Yuezhen
Xu, Yimin
Lou, Yuying
Huang, Weiwei
Yao, Feifei
Lin, Jintong
Wang, Shaomei
Kong, Fanxi
Pan, Yunping
Chen, Shengmei
N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A
100,000
20,000
8,000
16,000
16,000
16,000
16,000
8,000
100,000
30,000
100,000
16,000
16,818
18,048
20,170
16,058
16,000
19,248
16,000
16,380
19,848
16,382
16,000
16,068
16,000
16,000
16,000
16,058
8,000
8,000
8,000
8,000
8,000
8,034
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,034
8,034
8,034
8,034
* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
100,000
20,000
8,000
16,000
16,000
16,000
16,000
8,000
100,000
30,000
100,000
16,000
16,818
18,048
20,170
16,058
16,000
19,248
16,000
16,380
19,848
16,382
16,000
16,068
16,000
16,000
16,000
16,058
8,000
8,000
8,000
8,000
8,000
8,034
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,000
8,034
8,034
8,034
8,034
					-0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0- -0-	0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0%
	TOTALS	909,423	*	909,423	-0-	0%

*	Less than 1%.
(1)	Based on 71,159,423 shares outstanding; we have no outstanding securities that are convertible into shares of our common stock.

None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

The selling shareholders will sell their shares of common stock at an initial per share fixed price of $2.00 until our common stock is quoted on the OTCBB or the OTCQB and, thereafter, at prevailing market prices, or privately negotiated prices.

The selling shareholders may offer their shares at various times in one or more of the following transactions:

•	in any market that might develop;
•	in transactions other than market transactions;
•	by pledge to secure debts or other obligations;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
•	in a combination of any of the above.

The selling shareholders may use broker-dealers to sell shares.  Should this occur, a broker-dealer would either receive discounts or commissions from selling shareholders or receive commissions from purchasers of shares for whom they shall have acted as agents.  To date, no discussions have been held or agreements reached with any broker-dealer.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents.  We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

This offering by the selling shareholders will terminate on the earlier of the:

•	date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act; and
•	date on which all shares offered by this prospectus have been sold by the selling shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion, of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of their shares to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement of which this prospectus is a part identifying the broker-dealer, providing the required information on the plan of distribution, revising disclosures in the registration statement as required and filing the agreement as an exhibit to the registration statement.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter markets, including the OTCBB and/or the OTCQB.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” (the period of time between the filing of a preliminary prospectus with the SEC and a public offering of the securities; usually 20 days) periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Shares of common stock distributed to the selling shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

In addition, holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB and/or OTCQB, investors should consider any secondary market for our common stock to be a limited one. We intend to seek coverage and publication of information regarding our company in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered, if the company issuing the security has a listing for that security in a securities manual recognized by the state. We cannot secure this listing, and, thus, this qualification, until after the registration statement of which this prospectus is a part is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

Penny Stock

SEC Rule 15g-9 establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our common stock will be considered to be a “penny stock” for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of the investor and make a reasonable determination that the transactions in penny stocks are suitable for that investor and that the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock. (See “Risk Factors”).

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value per share and 50,000,000 shares of preferred stock, $.0001 par value per share.  As of the date of this prospectus, there were 71,159,423 shares of our common stock issued and outstanding, held by 54 holders of record, and no shares of preferred stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and is qualified in its entirety by, the provisions of our most current articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (iii) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Our bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

On all other matters, except as otherwise required by Nevada law or our articles of incorporation, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

A “plurality” means the excess of the votes cast for one candidate over any other.  When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our common stock.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $.0001. No shares of preferred shares are issued and outstanding.  Under our bylaws, our board of directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock and to issue the preferred stock in one or more series as determined by our board of directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of our common stock.

Pre-emptive Right

As of the date of this prospectus, no holder of any shares of our stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this prospectus and assuming the selling shareholders sell all of their shares offered by this prospectus, our officers and directors will own a total of 250,000 shares, or less than 1%, of our common stock.  However, our largest shareholder will own approximately 98.3% of our outstanding shares.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Provisions

Shareholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Revised Statutes may discourage or have the effect of delaying or deferring potential changes in control of our company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of our company and to make changes in management. Further, these provisions may make it more difficult for shareholders to participate in a tender or exchange offer for common stock and, in so doing, may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of our company and thereby protect the continuity of, or entrench, our management, which may adversely affect the market price of our common stock. If, in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of our company, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of shareholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

Securities Transfer Corporation is the transfer agent for our common stock.  Securities Transfer’s address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; its telephone number is (469) 633-0101; its website is www.stctransfer.com.

BUSINESS

General

We are a development-stage company that was incorporated under the laws of the State of Nevada on June 13, 2014.  We intend to become a residential real estate development and construction company.

We maintain our principal offices at 17800 Castleton Street, Suite 300, City of Industry, California 91748. Our telephone number is (626) 581-0388; our web site is www.hstone.us.

Our Mission

We intend to become a large residential real estate development and construction company that specializes in luxury vineyard estate homes and to provide, before, during and after estate home construction, extensive special services to the owners of the estate homes.

Our Competitive Strengths and Weaknesses

We believe our company has the following competitive strengths:

•	our sales and marketing contacts in China and other countries in the region;
•	our relationships with California-based construction support companies; and
•	our low overhead.

We believe our company has the following competitive weaknesses:

•	our management has no experience in the real estate development and home construction industries;
•	our lack of capital; and
•	our lack of a contract to purchase our first unimproved residential property.

Current Activities

We have identified a single parcel of unimproved residential real estate that we intend to acquire and develop, which property is located in Temecula, California.  However, we have not completed the negotiation of the purchase of such property and there is no assurance that we will be successful in completing the purchase of such property. In such event, we will attempt to locate and acquire a suitable alternative property in the Temecula area.  (See “Risk Factors”).

Immediately upon our acquiring our first property, we plan to start development of an estate home subdivision. Following the property acquisition, we will engage in the subdivision, planning, construction and delivery of luxury estate homes.  In addition, our company plans to offer a wide array of personal services to the owners of the estate homes before, during and after their being built.  Our company anticipates a long-term development of properties, generally in increments of 50 homes, and to develop staff necessary to perform the planned services.

Recent Trends

Housing markets in the United States experienced a prolonged downturn from 2006 to 2012. Currently, however, we believe that attractive land acquisition opportunities are available for companies with the financial strength to take advantage of them.  We expect to become a company whose financial position will allow it to pursue opportunities from a position of strength, such that we will be able to engage in land acquisitions that we believe provide highly profitable opportunities.  However, there is no assurance that we will be able to achieve such position of financial strength.

Properties

Real Estate. We anticipate the imminent acquisition of a parcel of unimproved residential real estate consisting of approximately 48.5 acres, located in the city of Temecula, California.  Temecula is located in the southwest portion of Riverside County, in Southern California, approximately 80 miles south of Downtown Los Angeles.  We have received an approval of a tentative plat map, reflecting three 10-acre parcels and one 18 acre parcel.  We intend to apply for a re-zoning of the property to V/L to accommodate the planned ten individual lots of approximately 4.85 acres each.  There is no assurance that our company will be successful in purchasing this property or, if purchased, that we will be successful in our such re-zoning proceeding.

If we are unable to purchase the currently identified property, we will attempt to locate and acquire a suitable alternative property in the Temecula area.

It is anticipated that the location and qualification for acquisition of real estate will be carried out by our officers, as well as through the utilization of the services of real estate professionals.  It is intended that we will seek properties that will vary in location, size and be subject to differing zoning and use regulations.

Offices. As soon as we complete the acquisition of our first property, we intent to occupy high quality office space in a modern office building located in the City of Industry.  The office space will be adequate for the our needs for at least the first year of our operations.  In addition, as our business grows, we intend to establish and maintain satellite offices in Hong Kong and in the Republic of China (Taiwan).

Heavenstone Homes

Our company intends to begin our real estate development activities with a 48.5-acre parcel of property located in Temecula, California.  However, we have not secured a contract to purchase such property and there is no assurance that our company will be successful in completing its purchase.  In such event, we will attempt to locate and acquire a suitable alternative property in the Temecula area.

Initially, we intent to offer four home designs, each of which will contain approximately 10,000 square feet of living area and will be priced between $5,000,000 and $7,000,000 each. The four architecturally inspired design choices for homes are:

Quinta Ranch Home (Spanish motif) Castle Ranch Home (German motif)	Ranch Chateau (French Country motif) Hollywood Ranch Home (contemporary California motif)

Each of the four styles of homes will incorporate some or all of the following features:

•	Bedrooms and Baths – Upstairs Master Bedroom, Guest Bedroom Suite, two Master Suites, a Teen Suite with a Jack & Jill Bath and an In-law Quarters/Apartment.
•	Kitchen – Center Island, Walk-in Pantry, Eating Bar, Breakfast Nook.
•	Interior Features – Family Room, Hobby/Recreation Room, Gym/Exercise Room, Main Floor Laundry, Media Room, Loft/Balcony, Formal Dining Room, Formal Living Room, Den/Office/Computer Room.
•	Exterior Features – Covered Rear Porch, Sun Deck, Outdoor Kitchen.
•	Unique Special Features – Grand Entry/Elevator, Dual Circular Staircases, Vaulted dramatic Ceilings, Tennis Court, Basketball Court, Wine Cellar, Two Acre Vineyard and Personal Helipad.
•	Garage – Oversized Three-car Garage.

We intend to provide with each home a variety of electronic and high-technology features, such as ethernet ports and/or modem docks, whole-house music systems, climate control and other similar features.

Customers will have the option to further customize their estate designs above and beyond our planned concepts, but will be responsible for the costs associated with those special design changes.

We also intend to expand the available architectural choices for our homes as the business develops.  There can be no assurance, however, that our business will develop sufficiently to require the addition of additional home styles.

Key Alliances

Once we formalize our alliances with a large construction company, with which company we will contract for services to develop our estate homes, and a large design company, with which company we will contract for design and customization services relating to our estate homes, we will rely on such companies’ services in the construction of our estate homes. Further, once we formalize our alliance with a significant supplier of building supplies, we will rely on such company for building supplies. In addition, once we formalize our alliance with a Los Angeles law firm that specializes in immigration law, we expect that such alliance will be a significant benefit to our sales of our estate homes.

Land Acquisition and Development

Our long-term objective is to control a portfolio of properties to meet our anticipated estate home sales requirements for a period of approximately three to four years. We will acquire land only after completing due diligence and feasibility studies. Our direct land acquisition activities are expected to include only the purchase of unimproved land from third parties. It is probable that our purchases will be of unentitled or unzoned land.

Once we have acquired a property, we will obtain governmental and other approvals necessary to begin the development process. Following this process, the land will be graded, roads, utilities, amenities and other infrastructures installed and individual estate homes constructed.

Materials Costs

Substantially all materials used in construction are available from a number of sources, but may fluctuate in price due to various factors. It is possible that we will experience shortages of certain materials. If shortages occur in the future, such shortages could result in longer construction times and higher costs than those experienced in the past. Such circumstances could have an adverse effect on our company’s future results of operations and/or financial condition.

Marketing and Sales

Our primary marketing efforts will target investors from China. In conjunction with our traditional marketing efforts, we will offer a “green card” assistance service, which is designed to facilitate our estate home purchasers’ obtaining legal alien status in the United States through a purchase of one of our estate homes and which we believe will serve as an important incentive to potential purchasers to chose our estate homes.

A 2014 article by Hurun Report, a leading research company on Chinese tycoons, states that “that 60% of China’s wealthy have emigrated or are planning to do so to another country.”  The findings by Hurun Report were confirmed in a mid-2014 study by Barclays and Ledbury Research, as reported by CNBC.com.  In the Barclays/Ledbury study, 47% of Chinese millionaires indicate that they play to emigrate, with the top three target destinations being Hong Kong, Canada and the United States.

Our management understands that real estate is the preferred overseas investment for wealthy Chinese, believes that the United States is the preferred country for these overseas investments and believes that Los Angeles is the preferred metropolitan area for these overseas investments. Our management expects that, during the foreseeable future, wealthy Chinese will represent the largest percentage of  purchasers of our estate homes.

Our successful marketing of our estate home developments in the highly competitive housing industry will depend on our ability to create a sense of excellence in the eyes of our potential customers, as well as our ability to communicate a point of difference between other homes and our estate homes.

For each of our neighborhoods, we will attempt to develop and provide a luxury living environment without peer, starting with our commitment to customer satisfaction and fulfilling their wishes. Our commitment to quality and comfort will include abundant safety measures, including 24-hour on-staff service, live telephone answering service and a website that handles all complaints promptly.

Our marketing and sales material will promote the extensive technological amenities available within our estate homes. Further, we will seek to differentiate our estate home neighborhoods by guaranteeing the full satisfaction of each of our customers after completion of construction.

We believe that our most important and effective marketing program will be customer word of mouth. Because we will be developing luxury estate homes in California, we will be highly visible to Chinese home buyers. Along with word of mouth, our most consistent form of promotion will come from our website and conventions that we intend to hold in Los Angeles, Hong Kong and China. Rewards will be given to estate home clients that refer new clientele to our company. We are confident that our high level of overall quality will create a strong demand for our estates and services.

Immediately after we acquire our first property, we will begin accepting applications for our luxury vineyard estate homes. Each estate home will cost between $5,000,000 and $7,000,000.  We will require a 50% deposit with the application. An estate home purchaser must complete his final design within 30 days of his application being approved by us. After construction of a purchaser’s estate home is completed, which is estimated to be approximately 18 months, payment of the remaining sales price will be collected.

Customer Service

Before Construction. As part of our marketing program, we will offer U.S. immigration, or so called “Green Card”, support. For estate home purchasers who are also applying for a U.S. green card, the total amount of $5,000,000 must be paid in full with the acceptance of a related application.  We will immediately begin assisting these purchasers with their required paperwork for the green card application.

During Construction.  We believe that a prompt and courteous response to an estate home purchaser’s needs during construction will reduce post-closing repair costs, enhance our reputation for high quality service and, ultimately, lead to referral business from our estate home purchasers. Our personnel will be trained to provide exceptional service throughout the construction process.

After Construction. In conjunction with the sale of homes, our company is planning to provide to purchasers of our estate homes, a wide array of personal services designed to enhance the luxury estate home lifestyle.  The following services, among others, will be made available to estate home purchasers:

• • •	Security Service Yard Maintenance House Cleaning, including windows	• • •	Vineyard Management Wine Making Shopping and Delivery Services

Warranties

We intend to provide each estate home owner with product warranties covering workmanship and materials for one year, certain mechanical systems for two years and structural systems for ten years from the time of closing. We expect that our warranty program will meet or exceed terms customarily offered in the estate home building industry. The subcontractors who perform most of the actual construction will also be required by us to provide warranties on workmanship.

Competition

The home construction industry is fragmented and highly competitive. We will compete with numerous other national, regional and local home constructors for buyers, desirable properties, raw materials, skilled labor, employees and management talent. We also compete with resales of existing and foreclosed homes and with the rental housing market. We expect that our homes will compete on the basis of quality, price, design and location.  There is no assurance that we will compete successfully in our market.  (See “Risk Factors”).

Governmental Regulation and Environmental Matters

The home construction industry is subject to extensive and complex regulations. We will be required to comply with many federal, state and local laws and regulations, including zoning, density and development requirements, building, environmental, advertising, labor and real estate sales rules and regulations. These regulations and requirements will affect substantially all aspects of our land development and home design, construction and sales processes. Our homes will be inspected by local authorities where required. These regulations often provide broad discretion to the administering governmental authorities. In addition, our future developments may be subject to various assessments for schools, parks, streets, utilities and other public improvements.

Our home construction operations will also be subject to an extensive variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health, safety and the environment. The particular environmental laws for each site vary greatly according to location, environmental condition and the present and former uses of the site and adjoining properties.

Seasonality

Due to the style of the subdivisions and homes we will build, we do not expect that our sales will be materially affected by the seasonality commonly experienced by home constructors.

Water-Related Issues and Natural Disasters

Water-Related Issues.  Due to the ongoing severe drought in California, it is possible that mandatory water usage limitations will be implemented.  In addition, it is possible that new, far-reaching limitations on the use of ground water on a landowner’s own property could be imposed by the State of California or by one or more local governments.  To the extent that any such water usage limitations are imposed, our business and financial condition may be adversely affected.

Natural Disasters.  Because our real estate development and home construction activities are expected to be located primarily in South California, we will be faced with the risks of potential large earthquakes and flooding, among other natural disasters. To the extent that any such natural disaster occurs, our business and financial condition may be adversely affected.

Insurance

We intend to carry adequate insurance to cover any claims made against us.  However, these claims could prove to be costly to defend and resolve in the legal system.  There is no assurance that our future insurance policies will be adequate to protect us from adverse financial situations.

Intellectual Property

We regard our current and future trademarks, service marks and business know-how as having significant value. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws, as necessary.

Employees

We currently have no employees other than our three officers. Our business development, corporate administration, business operations and financial reporting functions are overseen directly by our President. Our Secretary oversees record keeping. We intend to hire a small number of employees, at such times as our business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Company Website

Our company’s website can be found at www.hstone.us.  Once we become publicly held, we will make available free of charge at this website all of our reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K.  These reports will be made available on our website as soon as reasonably practicable after their filing with, or furnishing to, the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of September 30, 2014, and the financial statements for the period June 13, 2014 (inception), to September 30, 2014, included elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements. These forward-looking statements are based on our management’s current expectations with respect to future events, financial performance and operating results, which statements are subject to risks and uncertainties, including, but not limited to, those discussed below and elsewhere in this prospectus. The risks and uncertainties discussed herein could cause our actual results to differ from the results contemplated by these forward-looking statements. We urge you to consider carefully the information set forth in this prospectus under “Risk Factors”.

Background

We were incorporated under the laws of the State of Nevada on June 13, 2014.  We intend to become a large residential real estate development and construction company that specializes in luxury vineyard estate homes and to provide, before, during and after estate home construction, extensive special services to the owners of the estate homes.

We have identified a single piece of unimproved real estate that we intend to acquire and develop, which property is located in Temecula, California.  However, we have not completed the negotiation of the purchase of such property and there is no assurance that we will be successful in completing the purchase of such property. In such event, we will attempt to locate and acquire a suitable alternative property in the Temecula area.  (See “Risk Factors”).

Immediately upon our acquiring our first property, we plan to start development of an estate home subdivision. Following the property acquisition, we will engage in the subdivision, planning, construction and delivery of luxury home estates.  In addition, our company plans to offer a wide array of personal services to the owners of the estate homes before, during and after their being built.  Our company anticipates a long-term development of properties, generally in increments of 50 homes, and to develop staff necessary to perform the planned services.

Principal Factors Affecting Our Financial Performance

We expect that our operating results will be primarily affected by the following factors:

•	our ability to acquire our first unimproved residential property;
•	our ability to attract buyers for our estate homes; and
•	our ability to contain our costs and maintain our low overhead.
Expected Financial Performance

Based on our current business plan, we expect to incur operating losses for at least the first three quarters of 2015. However, because we have not yet purchased our first parcel of unimproved residential property, we cannot predict whether we will have any estate home sales during 2015.

We are still required to obtain approximately $20,000,000 in order to begin our full-scale operations. There is no assurance that we will be successful in obtaining this needed funding.

Results of Operations

For the Period from June 13, 2014 (inception), to September 30, 2014. During the period from June 13, 2014 (inception), to September 30, 2014 (the “Current Period”), we generated no revenues and we do not expect to generate any revenues until the second quarter of 2015, at the earliest.

For the Current Period, we incurred a net loss of $(37,866). Included in the $37,866 in expenses for the Current Period are legal and professional expenses of $37,500. Our cash expenses during the Current Period related primarily to legal and professional costs associated with this offering.

Plan of Operations

We have identified a single piece of unimproved real estate that we intend to acquire and develop, which property is located in Temecula, California.  However, we have not completed the negotiation of the purchase of such property and there is no assurance that we will be successful in completing the purchase of such property. In such event, we will attempt to locate and acquire a suitable alternative property in the Temecula area.

Immediately upon our acquiring our first property, we plan to start development of an estate home subdivision. Following the property acquisition, we will engage in the subdivision, planning, construction and delivery of luxury home estates.  In addition, our company plans to offer a wide array of personal services to the owners of the estate homes before, during and after their being built.  Our company anticipates a long-term development of properties, generally in increments of 50 homes, and to develop staff necessary to perform the planned services.

As with any start-up company that offers unproven products, there is no assurance that our company will be successful with any level of additional funding.

Liquidity

            For the Period from June 13, 2014 (inception), to September 30, 2014.

            Working Capital. At September 30, 2014, we had working capital of $32,384 and cash of $9,984.  Through September 30, 2014, we sold 70,000,000 shares of our common stock for $70,000, or $.001 per share, in cash.  Since September 30, 2014, we have sold shares of our common stock on three occasions, as follows:

•
430,000 shares of our common stock for $2,150, or $.005 per share, in cash.  As of the date of this prospectus, we had received substantially all of such funds.  We expect to have received payment of the remaining subscription amounts in the near future.

•
287,078 shares of our common stock for $143,539, or $.50 per share, in cash. As of the date of this prospectus, we had received substantially all of such funds.  We expect to have received payment of the remaining subscription amounts in the near future.

•
192,345 shares of our common stock for $192,345, or $1.00 per share, in cash.  As of the date of this prospectus, we had received substantially all of such funds.  We expect to have received payment of the remaining subscription amounts in the near future.

            Currently, we possess approximately $900,000 in cash. We are currently pursuing up to $20,000,000 in additional funding in the form of loans and/or through private sales of our securities. There are no assurances in this regard, however.

            Cash Flows. For the period from June 13, 2014 (inception), to September 30, 2014, we used $20,116 in our operating activities. We used another $40,000 in investing activities for deposit on land escrow and payment for land inspection. Our financing activities provided $70,100 in cash, $70,000 of which we received from a private sale of our common stock.

Contractual Obligations

We have not entered into any significant long-term obligations that require us to make monthly cash payments.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment or estimates, to any significant degree.

Uncertainties and Trends

We do not currently possess sufficient cash to purchase our first parcel of unimproved residential property or to commence full-scale business operations. In the future, our operations and revenues will be dependent upon the following factors, among others:

•	whether we successfully attract purchasers of our estate homes; and
•	whether we compete effectively in the severely competitive real estate development and home construction industries.

There is no assurance that our company will be able to accomplish our objectives. Our failure to do so would likely cause purchasers of our common stock to lose their entire investments in our company.

Inflation

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause interest rates, wages and other costs to increase which would adversely affect our results of operations. In the current economic and political climate, no predictions can be made with respect to the future effects of inflation on our business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Capital Expenditures

During the period from June 13, 2014 (inception), to September 30, 2014, our capital expenditures were $40,000.  Should we successfully obtain $20,000,000, of which there is no assurance, we intend to apply such funds for the purchase of our first parcel of unimproved residential real estate and, once this property has been purchased by us, for the construction of required infrastructure, the establishment of the development’s vineyard, general and administrative expenses and working capital.  We cannot predict the exact amount or timing of these potential capital expenditures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers.

Name	Age	Position(s)
Liu Xin William E. Sluss Kong (Frank) Fan Xi	51 59 63	President, Secretary/Treasurer and Director Chief Financial Officer Director

Our board of directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the board of directors. Officers serve at the discretion of our board of directors. There exist no family relationships between our officers and directors.  Certain information regarding the backgrounds of each of the officers and directors is set forth below.

Liu Xin.  Since our incorporation, Ms. Liu has served as a director of our company, as well as our President and Secretary/Treasurer. Ms. Liu has over 20 years of real estate development experience and, since 2011, has been employed by Joshua Lending Inc.  Prior to her association with Joshua Lending Inc., Ms. Liu was employed by New York Life / ACG Funding, from 2007 to 2011.

William E. Sluss. Since October 2014, Mr. Sluss has served as Chief Financial Officer of our company. From August 2010 to the present, Mr. Sluss has been employed by of EFT Holdings, Inc., a City of Industry, California-based, publicly-traded company (symbol: EFTB) whose common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, first as corporate controller and, since October 2012, as chief financial and accounting officer. From 2008 to 2010, Mr. Sluss served as chief financial officer of AccuForce Staffing Services, LLC, a Kingsport, Tennessee-based staffing company. Mr. Sluss earned a Bachelor of Science Degree in Accounting from the University of Virginia’s College at Wise in 1990 and is a Certified Public Accountant in the State of Virginia.

Kong (Frank) Fan Xi.  Since our incorporation, Mr. Kong has served as a director of our company. Mr. Kong has, for more than the past 10 years, been the proprietor of Confucian Immigration Services, a Rowland Heights, California-base immigration services company.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers, their other business interests, and their involvement in our company.

Corporate Governance

Committees; Meetings of the Board.  We do not have a separate Compensation Committee, Audit Committee or Nominating Committee.  These functions are to be conducted by our board of directors meeting as a whole.

To date, our board of directors has been taken by unanimous written consent in lieu of a meeting on 13 occasions; our board of directors has not yet held a meeting.

Audit Committee.  Our board of directors has not established an audit committee.  The functions of an audit committee are currently performed by our entire board of directors.  We are under no legal obligation to establish an audit committee and our board of directors has elected not to do so.  This decision was made so as to avoid the time and expense of identifying independent directors willing to serve on the audit committee.  We may establish an audit committee in the future, if our board of directors determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Independence of Board of Directors

Neither of our directors is “independent”, within the meaning of definitions established by the SEC or any self-regulatory organization.  We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, Liu Xin, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.  We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time.  Ms. Liu is responsible for collecting and evaluating all shareholder communications.  All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this prospectus, our board of directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for our executive officers since the inception of our company.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Liu Xin	2014	--- (1)	100 (2)	---	---	---	---	---	100
President
William E. Sluss	2014	--- (3)	50 (4)	---	---	---	---	---	50
Chief Financial Officer
Kong Fan Xi	2014	--- (5)	100 (6)	---	---	---	---	---	100
Secretary
(1)
Ms. Lin, our President, currently has committed to provide up to 30 hours per week providing management services to us.  He has agreed to work for no cash remuneration until such time as we generate sufficient revenues for the payment of salaries to our management.

(2)	This bonus was paid by the issuance of 100,000 shares of our common stock valued at $.001 per share.
(3)
Mr. Sluss, our Chief Financial Officer, currently has committed to provide up to10 hours per week providing management services to us.  He has agreed to work for no cash remuneration until such time as we generate sufficient revenues for the payment of salaries to our management.

(4)	This bonus was paid by the issuance of 50,000 shares of our common stock valued at $.001 per share.
(5)
Mr. Kong, our Secretary, currently has committed to provide up to10 hours per week providing management services to us.  He has agreed to work for no cash remuneration until such time as we generate sufficient revenues for the payment of salaries to our management.

(6)	This bonus was paid by the issuance of 100,000 shares of our common stock valued at $.001 per share.

Currently, our management is unable to estimate accurately when our company will generate sufficient revenues for the payment of salaries to our management.  Also, our board of directors has yet to determine the level of compensation that is to be paid to any of our management personnel.

As of the date of this prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided or contributed to by our company.

Outstanding Equity Awards Since Inception

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex- ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
None	---	---	---	---	n/a	---	n/a	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

The following table sets forth certain information as of the date of this prospectus, with respect to the beneficial ownership of shares of our common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares shown.

Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

As of the date of this prospectus, there is a total of 71,159,423 shares of our common stock outstanding.  We believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Prior to This Offering		After This Offering
Name and Address of Beneficial Owner	Shares Owned	% (1)	Shares Owned	% (2)
Liu Xin 17800 Castleton Street Suite 300 City of Industry, CA 91748	100,000	0%	100,000	0%
William E. Sluss 17800 Castleton Street Suite 300 City of Industry, CA 91748	50,000	0%	50,000	0%
Kong Fan Xi 17700 Castleton Street Suite 558 City of Industry, CA 91748	100,000	0%	100,000	0%
Officers and directors as a group (3 persons)	250,000	0%	250,000	0%
Astonia Group Ltd. (2) Akara Building 24 De Castro Street Wickhams Cay I Road Town, Tortola British Virgin Islands	70,000,000	98.3%	70,000,000	98.3%
(1) (2)	Based on 71,159,423 shares outstanding. Yang Cong is the owner of this entity.

Shares Eligible for Future Sale

As of the date of this prospectus, there were 71,159,423 shares of our common stock issued and outstanding.

Shares Covered by this Prospectus.  As of the date of this prospectus, all 909,423 shares being offered hereunder by the selling shareholders may be sold without restriction under the Securities Act.

Rule 144.  A person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their common stock provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we had been subject to the Exchange Act reporting requirements for at least 90 days before the sale and, (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months, but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of common stock that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which, as of the date of this prospectus, equals approximately 711,594 shares; and
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since we anticipate that our shares will be quoted on the OTCBB and/or OTCQB, neither of which is an “automated quotation system”, our shareholders will not be able to rely on the market-based volume limitation described in the second item above. If, in the future, our common stock is listed on an exchange or quoted on NASDAQ, then our shareholders would be able to rely on the market-based volume limitation.  Unless and until our common stock is so listed or quoted, our shareholders are able to rely only on the percentage-based volume limitation described in the first item above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.  The selling shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stock Purchase Agreement

In June 2014, pursuant to a stock purchase agreement, our largest shareholder, Astonia Group Ltd., purchased 70,000,000 shares of our common stock for $70,000 in cash, or $.001 per share.

Stock Bonuses

In September 2014, we issued a total of 250,000 shares of common stock valued at $.001 per share, or $250 in the aggregate, as bonuses to our officers and directors, to wit: our President, Liu Xin, was issued 100,000 shares, our Chief Financial Officer, William E. Sluss, was issued 50,000 shares and our director, Kong (Frank) Fan Xi was issued 100,000 shares.

LEGAL MATTERS

The validity of the shares to be sold by us under this prospectus will be passed upon for us by Newlan & Newlan, Ltd., Flower Mound, Texas.  Newlan & Newlan, Ltd. owns no shares of our capital stock.

EXPERTS

Our financial statements for the period from June 13, 2014 (inception), to September 30, 2014, included in this prospectus have been audited by MaloneBailey, LLP, as set forth in its report of independent registered public accounting firm included in this prospectus.  Its report is given upon its authority as an expert in accounting and auditing.

COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to our company or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to our company or our shareholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including this prospectus, exhibits, schedules and amendments, under the Securities Act, with respect to the shares of common stock to be offered and sold in this offering.  This prospectus does not contain all of the information included in the registration statement.  For further information about us and the shares of our common stock to be offered and sold in this offering, please refer to this registration statement (Commission File No.: 333-_________).

As of the date of this prospectus, we became subject to the informational requirements of the Exchange Act.  Accordingly, we will file annual, quarterly and special reports and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s web site located at http:/www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
Heavenstone Corp.

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of September 30, 2014	F-2
Statement of Operations for the Period from Inception (June 13, 2014)	F-3
to September 30, 2014
Statement of Changes in Stockholders’ Equity for the Period from Inception	F-4
(June 13, 2014) to September 30, 2014
Statement of Cash Flows for the Period from Inception (June 13, 2014)	F-5
to September 30, 2014
Notes to Financial Statements	F-6

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Heavenstone Corp.
City of Industry, California

We have audited the accompanying balance sheet of Heavenstone Corp. (the “Company”), as of September 30, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 13, 2014 (inception), through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the related results of its operations and its cash flows for the period from June 13, 2014 (inception), through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
December 29, 2014

HEAVENSTONE CORP.
BALANCE SHEET
September 30, 2014

ASSETS
Current assets
Cash and cash equivalents	$9,984
Deposit and other assets	40,000
Total current assets	49,984
Total assets	$49,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,500
Loan from officer	100
Total liabilities	17,600
Stockholders’ equity
Preferred stock, $.0001 par value: 50,000,000 shares authorized; zero shares issued and outstanding	---
Common stock, $.0001 par value: 200,000,000 shares authorized; 70,250,000 shares issued and outstanding at September 30, 2014	7,025
Additional paid-in capital	63,225
Accumulate deficit	(37,866)
Total stockholders’ equity	32,384
Total liabilities and stockholders’ equity	$49,984
The accompanying notes are an integral part of these financial statements.

HEAVENSTONE CORP.
STATEMENT OF OPERATIONS
For the Period from Inception (June 13, 2014) to September 30, 2014

Operating expenses	$37,866
Operating loss	(37,866)
Net loss	$(37,866)
Loss per share:
Basic and diluted	$(0.00)
Weighted average number of shares outstanding:
Basic and diluted	70,016,355

The accompanying notes are an integral part of these financial statements.

HEAVENSTONE CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period From Inception (June 13, 2014) to September 30, 2014

	Common Stock, $.0001 par value
	Shares	Amount		Additional Paid-in Capital		Accumulated Deficit		Total Stockholders’ Equity
Inception	---	$	---	$	---	$	---	$	---
Stock issued for cash	70,000,000		7,000		63,000		---		70,000
Stock issued for compensation	250,000		25		225		---		250
Net loss	---		---		---		(37,866)		(37,866)
Balance, September 30, 2014	70,250,000		$7,025		$63,225		$(37,866)		$32,384

The accompanying notes are an integral part of these financial statements.

HEAVENSTONE CORP.
STATEMENT OF CASH FLOWS
For the Period from Inception (June 13, 2014) to September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(37,866)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation		250
Changes in operating assets and liabilities:
Accounts payable		12,500
Net cash used in operating activities		(25,116)
CASH FLOWS FROM INVESTING ACTIVITIES	---
Cash paid for deposit on land		(35,000)
Net cash used in investing activities		(35,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		70,000
Proceeds from loan - related party		100
Net cash provided by financing activities		70,100
NET CHANGE IN CASH		9,984
Cash, beginning of period		---
Cash, end of period		$9,984
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$	---
Cash paid for interest	$	---
Non-cash investing and financing activities:
Land inspection fee incurred on credit		$5,000
The accompanying notes are an integral part of these financial statements.

HEAVENSTONE CORP.
NOTES TO FINANCIAL STATEMENTS
September 30, 2014

NOTE 1.  THE COMPANY

Heavenstone Corp. (the “Company”) was incorporated on June 13, 2014, in the State of Nevada and established a fiscal year end of September 30.

The Company’s focus is to become a large real estate construction company that specializes in the acquisition and development of unimproved residential real estate and the construction thereon and sale of luxury vineyard estates on multiple acres and to provide, before, during and after construction, extensive special services to the owners of the estate homes.

Liquidity and Management Plans

At September 30, 2014, the Company had cash and cash equivalents of $9,984 and an accumulated deficit of $37,866.  With cash obtained subsequent to September 30, 2014, the Company possesses sufficient cash for its day-to-day working capital needs through 2015. The Company plans to seek an additional equity infusion to support operations and to implement its complete business plan.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Financial Statements include the accounts of the Company, which has no subsidiaries.

The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the period ended September 30, 2014 include the valuation of deferred tax assets and the value of stock-based compensation.

Fiscal Year End

The Company elected September 30 as its fiscal year ending date.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at September 30, 2014.

Loss per Share

Basic and diluted net loss per common share are computed based on the weighted-average common shares and common share equivalents outstanding during the period. At September 30, 2014, there were no outstanding common share equivalents.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a "more-likely-than-not" threshold. As of September 30, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Property and Equipment

Property is carried at cost.  Depreciation is computed on the straight-line method over the estimated useful lives of the assets.  As of September 30, 2014, the Company did not own any property or equipment.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

Recent Accounting Pronouncements

The Company has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 3.  RELATED-PARTY TRANSACTIONS

Loan from Officer

In June 2014, an officer loaned $100 to the Company.  This loan was made on open bank account. The term of the loan is due on demand and bears zero interest.

Stock Purchase Agreement

In June 2014, pursuant to a stock purchase agreement, the Company’s majority shareholder purchased 70,000,000 shares of the Company’s common stock for $70,000, or $.001 per share, in cash.

Stock Bonuses

In September 2014, a total of 250,000 shares of common stock were issued as bonuses to the Company’s officers and directors.  These shares were valued at $.001 per share, or $250, in the aggregate.

NOTE 4.  INCOME TAXES

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carryforward. The net deferred tax asset has been fully offset by a valuation allowance because of the Company's history of losses.

The Company’s approximate net deferred tax asset as of September 30, 2014 is as follows:

Deferred Tax Asset:
Net operating loss carryforward	$13,166
Valuation allowance	(13,166)
Net deferred tax asset	---

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended September 30, 2014 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The potential tax benefit arising from the loss carryforward will expire in 2034.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

NOTE 5.  DEPOSITS AND OTHER ASSETS

As of September 30, 2014, deposits, comprised entirely of an escrow deposit on land, were $25,000. As of September 30, 2014, the Company also spent a total of $15,000 on land inspection.

NOTE 6.  CAPITAL STOCK

Common Stock Issued for Cash

In June 2014, pursuant to a stock purchase agreement, the Company’s majority shareholder purchased 70,000,000 shares of the Company’s common stock for $70,000 in cash, or $.001 per share.

Common Stock Issued for Bonuses

In September 2014, a total of 250,000 shares of common stock were issued as bonuses to the Company’s officers and directors.  These shares were valued at $.001 per share, or $250, in the aggregate.

NOTE 7.  EARNINGS (LOSS) PER SHARE

The Company has adopted ASC 260-10, which provides for calculation of “basic” and “diluted” earnings per share.  The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding under the treasury method and the average market price per share during the year.
	Net Loss (Numerator)	Shares (Denominator)	Per-Share Amount
Earnings for the period from Inception (June 13, 2014) through September 30, 2014:
Basic EPS
Net loss to common shareholders	$(37,866)	70,016,355	$(0.00)

NOTE 8.  SUBSEQUENT EVENTS

Articles of Amendment to Articles of Incorporation

In October 2014, the Articles of Incorporation of the Company were amended to increase the number of authorized shares of Company common stock to 200,000,000 and to add 50,000,000 shares of $.0001 par value preferred stock to the Company’s authorized capital stock.

Private Sales of Common Stock

In October 2014, the Company completed a private offering of its common stock.  In this private offering, the Company received subscriptions for the purchase of a total of 430,000 shares of its common stock for cash in the aggregate amount of $2,150, or $.005 per share. The Company has received substantially all of such funds and expects to receive payment of the remaining subscription amounts in the near future.

In October 2014, the Company sold a total of 287,078 shares of its common stock pursuant to a series of 17 separate stock purchase agreements. These shares were sold for a total amount of $143,539, or $.50 per share, in cash.  The Company has received substantially all of such funds and expects to receive payment of the remaining subscription amounts in the near future.

In October 2014, the Company completed a private offering of its common stock.  In this private offering, the Company received subscriptions for the purchase of a total of 192,345 shares of its common stock for cash in the aggregate amount of $192,345, or $1.00 per share. The Company has received substantially all of such funds and expects to receive payment of the remaining subscription amounts in the near future.

Loan from Majority Shareholder

In December 2014, the majority shareholder of the Company made a $600,000 loan to the Company. This loan was made on open bank account. The term of the loan is due on demand and bears zero interest.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

SEC Registration Fee	$211.35
Blue Sky Fees and Expenses	750.00	*
Audit Fees and Expenses	5,000.00	*
Legal Fees and Expenses	20,000.00
Miscellaneous Expenses	1,000.00	*
TOTAL	$26,961.35	*

* Estimate.

Item 14.  Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of our company is insured or indemnified in any manner against any liability which he may incur in his capacity as such is as follows:

•	Article XI of our Bylaws, filed as Exhibit 3.3 to this Registration Statement; and
•	Chapter 78 of the Nevada Revised Statutes (NRS).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.7502 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.  Recent Sales of Unregistered Securities.

1.  (a) Securities Sold. In June 2014, 70,000,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were sold to Astonia Group Ltd.;  (c) Consideration. Such shares of common stock were sold for $70,000, or $0.001 per share, in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S, as a transaction not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. This purchaser was an investor capable of evaluating an investment in our company.

2. (a) Securities Sold. In September 2014, a total of 250,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to three persons (Liu Xin, 100,000 shares; William E. Sluss, 50,000 shares; Kong (Frank) Fan Xi, 100,000 shares); (c) Consideration. Such shares of common stock were issued as bonuses and were valued at $.001 per share, or $250, in the aggregate; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2), as transactions not involving a public offering. These purchasers were accredited investors.

3. (a) Securities Sold. In October 2014, a total of 314,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were sold to a total of nine persons; (c) Consideration. Such shares of common stock were sold for a total of $1,570, or $.005 per share, in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. These persons were investors capable of evaluating an investment in our company.

4.  (a) Securities Sold. In October 2014, a total of 116,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were sold to a total of two persons; (c) Consideration. Such shares of common stock were sold for a total of $580, or $.005 per share, in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S, as a transaction not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. These purchasers were investors capable of evaluating an investment in our company.

5.  (a) Securities Sold. In October 2014, a total of 287,078 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were sold to a total of 17 persons, pursuant to a series of  separate common stock purchase agreements; (c) Consideration. Such shares of common stock were sold for a total of $143,539, or $.50 per share, in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S, as a transaction not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. These purchasers were investors capable of evaluating an investment in our company.

6.  (a) Securities Sold. In October 2014, a total of 192,345 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were sold to a total of 22 persons; (c) Consideration. Such shares of common stock were sold for a total of $192,345, or $1.00 per share, in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S, as transactions not involving a public offering, which private offering was terminated prior to the filing of this Registration Statement. These purchasers were investors capable of evaluating an investment in our company.

Item 16.  Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1 *	Articles of Incorporation of Heavenstone Corp.
3.2 *	Certificate of Amendment to Articles of Incorporation of Heavenstone Corp.
3.3 *	Bylaws of Heavenstone Corp.
4.1 *	Specimen Common Stock Certificate.
5.1 *	Opinion of Newlan & Newlan, Ltd. re: legality of the securities being registered.

10.1 *	Stock Purchase Agreement between Heavenstone Corp. and Astonia Group Ltd.
10.2 *	Common Stock Purchase Agreement between Heavenstone Corp. and Chen, Meijun.
10.3 *	Common Stock Purchase Agreement between Heavenstone Corp. and Dai, Tianjuan.
10.4 *	Common Stock Purchase Agreement between Heavenstone Corp. and Li, Xianfang.
10.5 *	Common Stock Purchase Agreement between Heavenstone Corp. and Liu, Wenzhi.
10.6 *	Common Stock Purchase Agreement between Heavenstone Corp. and Shi, Guangru.
10.7 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wang, Jianping.
10.8 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wang, Xingbo.
10.9 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wang, Yafen.
10.10 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wu, Dongming.
10.11 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wu, Tieshan.
10.12 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wu, Xiangming.
10.13 *	Common Stock Purchase Agreement between Heavenstone Corp. and Wu, Xicai.
10.14 *	Common Stock Purchase Agreement between Heavenstone Corp. and Xu, Fengyan.
10.15 *	Common Stock Purchase Agreement between Heavenstone Corp. and Zhan, Huiling.
10.16 *	Common Stock Purchase Agreement between Heavenstone Corp. and Zhong, Aiqing.
10.17 *	Common Stock Purchase Agreement between Heavenstone Corp. and Zhou, Lin.

10.18 *	Common Stock Purchase Agreement between Heavenstone Corp. and Zhu, Ping.
23.1 *	Auditor Consent.
23.2 *	Consent of Newlan & Newlan, Ltd. (included in Exhibit 5.1).
* Filed herewith.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)           Any other communication that is an offer in the offering made by the registrant to the purchaser.

5.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person     that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration    statement or prospectus that is part of the registration statement will, as to a purchaser with a time of   contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Industry, State of California, on the 29th day of December, 2014.

HEAVENSTONE CORP.

By:	/s/ Liu Xin
Liu Xin, President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Liu Xin		December 29, 2014
Liu Xin	President (Principal Executive Officer), Secretary/Treasurer and Director

/s/ William E. Sluss		December 29, 2014
William E. Sluss	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Frank Kong		December 29, 2014
Kong (Frank) Fan Xi	Director